Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SB One Bancorp

Rockaway, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8, of our report dated March 18, 2019, relating to the consolidated financial statements and the effectiveness of SB One Bancorp and Subsidiaries' internal control over financial reporting, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

New York, New York
May 1, 2019